Exhibit 10.11

                               MED-LINK USA, INC.
                                  69 Mall Drive
                             Commack, New York 11725




                                                                     May 5, 2003


Vested Health Care
Kevin Mannix
5 Rodeo Drive
Syosset, NY  11791

Dear Mr. Mannix:

           Consider the following as a letter of understanding between Med-Link USA, Inc. and Vested Health Care that holds a licensing agreement with Avreo, Inc. whereby Vested Health Care will grant the Med-Link VPN authorization to offer to its clients the Avreo Radiology Workflow Software that allows for the reading of MRI's and CAT scans digitally.

           The initial targets for this initiative will be New Island Hospital of Bethpage, New York, clients of Med-Link USA, Inc. and any other diagnostic centers in the New York area. Med-Link USA, Inc. and Vested Health Care will work together to mutually define agreed upon terms and conditions of the transactions including compensation.


                                                       Very truly yours,


                                                       /S/ MICHAEL CARVO
                                                       ------------------
                                                       Michael Carvo
                                                       President
                                                       Med-Link, USA, Inc.


ACCEPTED AND APPROVED BY:
Vested Health Care

By:/S/ KEVIN MANNIX
-------------------
       Kevin Mannix
       President





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